UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: January 18, 2006 (Date of earliest event reported: January 17, 2006)

LAZY DAYS’ R.V. CENTER, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida	333-114210	59-1764794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6130 Lazy Days Boulevard

Seffner, Florida 33584-2968

(Address of Principal Executive Offices, including Zip Code)

(800) 626-7800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 17, 2006 Lazy Days’ R.V. Center, Inc. (the “Company”) entered into (i) an Amendment No. 3 (“Amendment No. 3”) to its Second Amended and Restated Floor Plan Credit Agreement (the “Agreement”) among the Company, Bank of America, N.A., as Administrative Agent and as Collateral Agent, and Bank of America, N.A. and Keybank National Association, as Lenders, which amends the Agreement originally dated as of July 15, 1999, amended and restated as of July 31, 2002, amended and restated as of May 14, 2004, and as amended by Amendment No. 1 dated October 28, 2004 and Amendment No. 2 dated May 23, 2005 and (ii) the First Amended and Restated Amendment No.1 (“First A&R Amendment No. 1”) to the Agreement among the Company, Bank of America, N.A., as Administrative Agent and as Collateral Agent, and Bank of America, N.A. and Keybank National Association, as Lenders, which amends the Agreement originally dated as of July 15, 1999, amended and restated as of July 31, 2002, amended and restated as of May 14, 2004, and as amended by Amendment No. 1 dated October 28, 2004, Amendment No. 2 dated May 23, 2005 and Amendment No. 3 dated January 17, 2006.

The purpose of Amendment No. 3 was to amend the Agreement to modify the margins incorporated into the definitions “Adjusted LIBOR Rate” and “Adjusted Prime Rate” payable by the Company. The changes adjusted the applicable margins in a manner favorable to the Company. The amendment also modified the definition of “EBITDA” to, among other things, add back losses and expenses related to the redemption of bonds according to the Indenture in the determination of net income to the extent such items are deducted in the determination of net income and add back (or deduct) the net change in the LIFO reserve. A copy of the amendment is attached hereto as exhibit 10.28 and is incorporated herein by reference.

The purpose of the First A&R Amendment No. 1 was to amend the Agreement to permit the Company to finance with the floor plan credit the purchase of eligible new floor plan units that will be sold by the Company to the United States government, or leased by the Company to certain non-governmental entities for use throughout the United States, in each case in accordance with the terms and conditions of the Agreement. The amendment provides, among other things, that the aggregate principal amount of loans outstanding and representing borrowings advanced against floor plan units sold to the United States government shall not at any time exceed $8 million or against floor plan units leased under this lease program shall not at any time exceed $2 million. In connection with the amendment, the Company is required to collaterally assign all of its interests in the leases for the vehicles that are leased to certain non-governmental agencies under this lease program. A copy of the amendment is attached hereto as exhibit 10.29 and is incorporated herein by reference.

Item 9.01 Exhibits

(d)	The following items are included as Exhibits to this report:

Exhibit 10.28 —	Amendment No. 3 to Second Amended and Restated Floor Plan Credit Agreement.

Exhibit 10.29 —	First Amended and Restated Amendment No. 1 to Second Amended and Restated Floor Plan Credit Agreement.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 18, 2006

LAZY DAYS’ R.V. CENTER, INC.

By:	/S/ Charles L. Thibault
Name:	Charles L. Thibault
Title:	Chief Financial Officer